                                                                      EXHIBIT 11
                               PG&E CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE


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
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                                                    Year ended December 31,
                                              ----------------------------------
(in thousands, except per share amounts)        1997        1996       1995
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

EARNINGS PER COMMON SHARE (EPS) AS SHOWN
 IN THE STATEMENT OF CONSOLIDATED INCOME

Earnings available for common stock           $715,940   $722,096  $1,268,597
                                              ========   ========  ==========
Average common shares outstanding              410,040    412,542     423,692
                                              ========   ========  ==========
Basic EPS                                        $1.75      $1.75       $2.99
                                              ========   ========  ==========

DILUTED EPS (1)

Earnings available for common stock           $715,940   $722,096  $1,268,597
                                              ========   ========  ==========
Average common shares outstanding              410,040    412,542     423,692
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)          211          9         126
                                              --------   --------  ----------
Average common shares outstanding as
  adjusted                                     410,251    412,551     423,818
                                              ========   ========  ==========
Diluted EPS                                   $   1.75   $   1.75  $     2.99
                                              ========   ========  ==========
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(1)  This presentation is submitted in accordance with Statement of Financial
Accounting Standards No. 128.